Exhibit 4.33
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

INSTRUMENT FOR ASSIGNMENT OF THE AWS CLOUD AGREEMENT
By this Instrument, the parties identified below, namely:
UOL DIVEO TECNOLOGIA LTDA., a company established at Alameda Barão de Limeira, 425, 1º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the National Register of Legal Entities (CNPJ) under No. 01.588.770/0001-60, and branches at Avenida Ceci, 1850, in the City of Barueri, State of São Paulo, duly enrolled with the CNPJ under No. 01.588.770/0008-36, at Alameda Glete, 700 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0011-31 and at Alameda Barão de Limeira, 425 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0010-50, herein represented pursuant to its articles of association, hereinafter simply referred to as ASSIGNOR; and
COMPASSO INFORMATICA S/A., a company headquartered at Alameda Barão de Limeira, 425, 7º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 00.271.032/0001-21, herein represented pursuant to its articles of association, hereinafter simply referred to as ASSIGNEE;
PAGSEGURO INTERNET S.A., a company headquartered at Avenida Brigadeiro Faria Lima, nº 1384, 4º andar, Part A, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its articles of association, hereinafter referred to as INTERVENING CONSENTING PARTY,
Now, therefore, the Parties resolve to enter into this Instrument for Assignment of the Agreement (“Instrument”) which shall be governed by the following clauses and conditions:
SECTION ONE - PURPOSE
1.1ASSIGNOR, as the lawful holder of the rights arising from the AWS CLOUD Agreement, entered into between the Parties on January 1st, 2017, hereby irrevocably and irreversibly assigns all rights and obligations arising from said Agreement to ASSIGNEE.
1.2In turn, ASSIGNEE represents to know all clauses and conditions of the Agreement signed hereby, undertaking to fully comply with them and assuming all rights and obligations arising therefrom.
SECTION TWO – EFFECTIVENESS
2.1    The Agreement assignment object of this Instrument shall be effective for all legal purposes as of January 1st, 2021.
SECTION THREE - SUCCESSION
3.1    This Instrument for Assignment of the Agreement binds the parties, their heirs and successors, including, without limitation, any companies resulting from the consolidation, merger, spin-off or any other manner of corporate organization.

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SECTION FOUR - CONSENT
4.1    The INTERVENING CONSENTING PARTY hereby irrevocably and irreversibly represents its consent regarding the assignment object of this instrument, accepting that, as of the date stipulated in section 2.1, ASSIGNEE shall be the holder of the rights and obligations arising from the Agreement.
SECTION FIVE - GENERAL PROVISIONS
5.1 The Parties, including their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting an extrajudicial enforcement instrument for all legal purposes, even if such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Measure No. 2,200/2001 in force in Brazil. Therefore, this Agreement, as well as the Proposals, their exhibits and amendments may be executed through such means.
SECTION SIX - VENUE
6.1 In order to settle any disputes related to this assignment, the Courts of the Judicial District of the City of São Paulo, State of São Paulo, are hereby elected, to the waiver of any others, however privileged they may be.
In witness whereof, the Parties enter into this agreement, in three (03) counterparts of equal content and form, for one single effect, subscribed by two witnesses.
São Paulo, February 04, 2021.

UOL DIVEO TECNOLOGIA LTDA. ASSIGNOR
DocuSigned by: /s/RogildoTorquatoLandim	DocuSigned by: /s/Cleyton de Almeida Ferreira
Name:	Name:
ID No.:	ID No.:

COMPASSO INFORMATICA S/A ASSIGNEE
DocuSigned by: /s/Rogildo Torquato Landim	DocuSigned by: /s/Cleyton de Almeida Ferreira
Name:	Name:
ID No.:	ID No.:

PAGSEGURO INTERNET S.A. INTERVENING CONSENTING PARTY
DocuSigned by: /s/Renato Bertozzo Duarte	DocuSigned by: /s/Artur Gaulke Schunck
Name:	Name:
ID No.:	ID No.:

WITNESSES:
DocuSigned by: /s/Fabiana Algaves
Name:	Name:
ID No.:	ID No.:
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Completion Certificate
Envelope ID: 2B808756AB6640378CD4ED0F8B79F6D2		Status: Completed
Source Envelope:		Subject: DocuSign: Assignment Instrument - UOL DIVEO - COMPASSO - PAGS (PUBLIC CLOUD) - feb2021 - v1 (002).doc
Document Pages: 2	Signatures: 7	Envelope Sent by:
Certificate Pages: 8	Initials: 2	Saedio Dias de Souza Filho
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384 SP, 01452-002
Enveloped Stamping (ID Stamping): Enabled		[*****]Endereço IP: [*****]
Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Record Tracking
Status: Original	Holder: Saedio Dias de Souza Filho	Location: DocuSign
02/05/2021 05:12:08	[*****]

Signer Events	Signature	Timestamp
Saedio Dias de Souza Filho	DS	Sent: 02/05/2021 05:21:17
[*****]LAWYER		Viewed: 02/05/2021 05:21:34
UNIVERSO ONLINE S.A.		Signed: 02/05/2021 05:24:32
Security Level: E-mail, Account Authentication (None)	Signature adoption: Signature image loaded
Electronic Record and Signature Disclosure:	Using IP Address: [*****]
Not offered via DocuSign

Helena Diniz	DS	Sent: 02/05/2021 05:27:15
[*****]		Viewed: 02/05/2021 05:28:09
Agreements, Litigation and Labor Law Officer		Signed: 02/05/2021 05:28:22
UNIVERSO ONLINE S.A.
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style
Electronic Record and Signature Disclosure:	IP Address: [*****]
Not offered via DocuSign

Cleyton de Almeida Ferreira	DocuSigned by:	Sent: 02/05/2021 05:28:25
[*****]Products Director		Viewed: 02/05/2021 06:57:25
UOL DIVEO	Signature adoption: Drawn on device	Signed: 02/05/2021 06:58:04
Security Level: E-mail, Account Authentication (None)	Using IP Address: [*****]
Electronic Record and Signature Disclosure:
Accepted: 02/05/2021 06:57:25
ID: [*****]

[*****] Confidential information redacted

Signer Events	Signature	Timestamp
Rogildo Torquato Landim	DocuSigned by:	Sent: 02/05/2021 05:24:33
[*****]CEO UOLDIVEO		Resent 02/05/2021 05:28:25
CEO		Viewed: 02/05/2021 08:13:20
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style	Signed: 02/05/2021 08:13:26
Electronic Record and Signature Disclosure:	IP Address: [*****]
Accepted: 02/05/2021 08:13:20
ID: [*****]

Artur Gaulke Schunck	DocuSigned by:	Sent: 02/05/2021 08:13:28
[*****]Chief Financial Officer		Viewed: 02/05/2021 08:51:36
Security Level: E-mail, Account Authentication (None)	Signature established by: Pre-set style	Signed: 02/05/2021 08:51:41
Electronic Record and Signature Disclosure:	Using IP Address: [*****]
Accepted: 11/24/2020 12:09:02
ID: [*****]

Renato Bertozzo Duarte		Sent: 02/05/2021 08:13:28
[*****]HEAD OF		Viewed: 02/05/2021 08:51:36
UNIVERSO ONLINE LEGAL DEPARTMENT		Signed: 02/05/2021 08:51:41
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style
Electronic Record and Signature Disclosure:	IP Address: [*****]
Not offered via DocuSign

Fabiana Algaves		Sent: 02/05/2021 08:51:43
[*****]ANALISTA DE CONTRATOS		Viewed: 02/05/2021 08:59:17
UNIVERSO ONLINE SA		Signed: 02/05/2021 08:59:22
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style
Electronic Record and Signature Disclosure:	IP Address: [*****]
Not offered via DocuSign

[*****] Confidential information redacted

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	02/05/2021 05:21:17
Certified delivery	Security checked	02/05/2021 08:59:17
Signing complete	Security checked	02/05/2021 08:59:22
Completed	Security checked	02/05/2021 08:59:22
Payment Events	Status	Timestamp
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 12/27/2017 06:27:37
Parties agreed to: Cleyton de Almeida Ferreira, Rogildo Torquato Landim
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to: [*****]
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A
To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail to [*****] providing: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address. We do not require any other information from you to change your email address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
[*****] Confidential information redacted

To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send an e-mail to [*****] and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send an e-mail to [*****] and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process. We do not require any other information from you to change your email address. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.

[*****] Confidential information redacted

Electronic Record and Signature Disclosure created on: 02/07/2018 05:43:37
Parties agreed to: Artur Gaulke Schunck
CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, we may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact us:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to:
To inform of your new e-mail address:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.

To request paper copies from us:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to us:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send us an e-mail and provide your e-mail address,full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by during the course of my relationship with you.